United States
Securities and Exchange Commission
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: February 26, 2009
GeneLink, Inc.
(Exact Name of Registrant as Specified in its Charter)

PA	00-30518	23-2795613

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
317 Wekiva Springs Road, #200, Longwood, FL 32779
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (800) 558-4363
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01(a) Entry Into a Material Definitive Agreement
     GeneLink, Inc. (the “Company”) is offering up to $1,500,000 in principal amount of convertible notes (the “Convertible Notes”) to accredited investors. Holders of the Convertible Notes will receive one and one-half (1 1/2) warrants (the “Warrants”) to acquire shares of common stock (“Common Stock”) of the Company for each $1.00 of Convertible Notes acquired by such holders.
     On February 26, 2009, the Company issued to an accredited investor $1,000,000 principal amount of Convertible Notes and issued 1,500,000 Warrants to acquire shares of Common Stock at an exercise price of $0.11 per share in connection therewith. The Warrants are exercisable on or after August 26, 2009 and on or before February 26, 2014.
     The Convertible Notes mature on February 26, 2014 and bear interest at the rate of 8% per year through February 26, 2011 and thereafter bear interest at the rate of 10% per year. The Convertible Notes may not be prepaid without the approval of the holders of the Convertible Notes.
     The Convertible Notes are convertible at the option of the holders of the Convertible Notes upon the earlier to occur of (a) August 26, 2009 or (b) the adoption and filing of an amendment to increase the capitalization of the Company to at least 175,000,000 shares of Common Stock (the “Initial Conversion Date”). Additionally, the Convertible Notes are exercisable at the option of the holders of the Convertible Notes at any time upon the occurrence of a Change in Control Event (as defined in the Convertible Notes). A mandatory conversion of the Convertible Notes will occur if after the Initial Conversion Date the closing price of the Common Stock of the Company is at least $0.50 per share for 30 consecutive trading days.
     The conversion price for the Convertible Notes is $0.10 per share, subject to adjustment in the event of a stock split, combination, reclassification, reorganization or similar event.
     The Company intends to use the net proceeds of the note offering to upgrade the infrastructure of GeneWize Life Sciences, Inc., a wholly-owned subsidiary of the Company, to enable GeneWize to support the anticipated demand for its products and services, to fund the relaunching of certain GeneWize products and for general corporate purposes.
     The issuance and sale of the Convertible Notes and Warrants were made in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated under the Securities Act. No form of general solicitation or general advertising was conducted in connection with the issuance. Each of the Convertible Notes and Warrants contain restrictive legends preventing the sale, transfer or other disposition of such Convertible Notes and Warrants, unless registered under the Securities Act, or pursuant to an exemption therefrom.
     The Company issued First Equity Capital Securities, Inc., as placement agent for the note offering, warrants to purchase 1,000,000 shares of Common Stock at an exercise price of $0.10 per share and warrants to purchase 150,000 shares of Common Stock at an exercise price of $0.11 per share. The Company also paid First Equity Capital Securities, Inc. a cash fee of $80,000. Kenneth R. Levine, a holder of more than 5% of the equity securities of the Company, is an officer and owner of First Equity Capital Securities, Inc.

     The foregoing summary of the Convertible Notes is qualified by reference to the form of Convertible Notes, a copy of which is filed as Exhibit 4.1 to this Current Report.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
     The Information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
ITEM 3.02 Unregistered Sales of Equity Securities
     The Information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
ITEM 8.01 Other Events
     On March 4, 2009, GeneLink, Inc. issued a press release announcing that it has raised a total of $2,418,500 in two private placements and announcing new products and programs to be launched in March 2009. A copy of the press release dated March 4, 2009 making the announcements is filed as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 8.01.
ITEM 9.01 Financial Statement and Exhibits

Exhibit No.	Description

4.1	Form of Convertible Note

99.1	Press Release dated March 4, 2009

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeneLink, Inc. (Registrant)
By:	/s/ Monte E. Taylor, Jr.
Monte E. Taylor, Jr.
Chief Executive Officer

Dated: March 4, 2009

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Convertible Note

99.1	Press Release dated March 4, 2009